EXHIBIT 24
KEYCORP
POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints Paul N. Harris and Kristy Berner, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead and to file with the United States Securities and Exchange Commission in accordance with Securities Exchange Act of 1934, as amended, KeyCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and all exhibits, amendments and supplements thereto, with full power and authority to take such actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Annual Report on Form 10-K.
This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of February 28, 2017.

/s/ Beth E. Mooney	/s/ Donald R. Kimble
Beth E. Mooney Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Donald R. Kimble Chief Financial Officer (Principal Financial Officer)

/s/ Douglas M. Schosser	/s/ Austin A. Adams
Douglas M. Schosser Chief Accounting Officer (Principal Accounting Officer)	Austin A. Adams, Director

/s/ Bruce D. Broussard	/s/ Joseph A. Carrabba
Bruce D. Broussard, Director	Joseph A. Carrabba, Director

/s/ Charles P. Cooley	/s/ Gary M. Crosby
Charles P. Cooley, Director	Gary M. Crosby, Director

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Elizabeth R. Gile	/s/ Ruth Ann M. Gillis
Elizabeth R. Gile, Director	Ruth Ann M. Gillis, Director

/s/ William G. Gisel, Jr.	/s/ Carlton L. Highsmith
William G. Gisel, Jr., Director	Carlton L. Highsmith, Director

/s/ Richard J. Hipple	/s/ Kristen L. Manos
Richard J. Hipple, Director	Kristen L. Manos, Director

/s/ Demos Parneros	/s/ Barbara R. Snyder
Demos Parneros, Director	Barbara R. Snyder, Director

/s/ David K. Wilson
David K. Wilson, Director